EXHIBIT 10.45


                  AMENDMENT TO EQUITY LINE OF CREDIT AGREEMENT

      THIS AMENDMENT (the "Amendment") is made and entered into effective as of May ___, 2002, by and between CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor") and IVP TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the State of Nevada (the "Company").

                                   WITNESSTH:

      WHEREAS, the Investor and the Company entered into an Equity Line of Credit Agreement, wherein the Company shall issue and sell to the Investor, from time to time as provided therein, and the Investor shall purchase from the Company up to Five Million ($5,000,000) Dollars of the Company's common stock, par value $.0001 per share (the "Common Stock"), for a total purchase price of Five Million ($5,000,000) Dollars, a Registration Rights Agreement, and an Escrow Agreement dated April 3, 2002 (collectively referred to as the "Transaction Documents"); and

      WHEREAS, the parties desire to amend the terms of the Transaction Documents as set forth herein.

      NOW, THEREFORE, in consideration of the promises and the mutual promises, conditions and covenants herein contained and in the Transaction Documents, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1.    The Equity Line of Credit  Agreement  is hereby  amended by deleting
Section 1.7 in its entirety and inserting in lieu thereof the following:

            Section 1.7 "Commitment Amount" shall mean the aggregate amount of up to Ten Million Dollars ($10,000,000) which the Investor has agreed to provide to the Company in order to purchase the Company's Common Stock pursuant to the terms and conditions of this Agreement.

      2.    The Equity Line of Credit  Agreement is hereby amended by deleting
Section 1.7 in. its entirety and inserting in lieu thereof the following:

            Section 1.7 "Maximum Advance Amount" shall be equal up to Four Hundred Twenty Five Thousand Dollars ($425,000), in the aggregate, in any thirty (30) calendar day period.

      3.    The Equity Line of Credit  Agreement  is hereby  amended by deleting
Section 12.4 (b) (ii) in its entirety and inserting in lieu thereof the following:

            (b) Commitment Fees.

            (ii) Upon the execution of this Agreement the Company shall issue to the Investor three million thirty-two thousand (3,032,000) shares of the Company's Common Stock (the "Investor's Shares").

      4. The Transaction Documents shall be amended where appropriate to reflect the changes made herein.

      5. Except as set forth hereinabove, all other terms and provisions of the Transaction Documents shall remain in full force and effect.

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      IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year set above forth.

                                         COMPANY:
                                         IVP TECHNOLOGY CORPORATION

                                         By:    /S/ BRIAN MacDONALD
                                         -----------------------------------
                                         Name:  Brian MacDonald
                                         Title: President and CEO


                                         INVESTOR:
                                         CORNELL CAPITAL PARTNERS, LP

                                         By:   Yorkville Advisors, LLC
                                         Its:  General Partner

                                         By:    /S/ MARK A. ANGELO
                                         -----------------------------------
                                         Name:  Mark A. Angelo
                                         Title: Portfolio Manager and President

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